Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Verra Mobility Corporation 2018 Equity Incentive Plan of our report dated March 18, 2019, with respect to the consolidated financial statements and schedule of Verra Mobility Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 18, 2019